UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

BRINX RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-102441 (Commission File Number)	98-0388682 (IRS Employer Identification No.)

820 Piedra Vista Road NE, Albuquerque, NM 87123
(Address of principal executive offices)(Zip Code)

(505) 250-9992
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets

On August 29, 2008, Brinx Resources Ltd., a Nevada corporation, sold all of its working interests in its Owl Creek Project, located in Garvin County, Oklahoma, to an unrelated third party for net proceeds of $3,068,685.  The properties sold included Brinx’s 70% working interest in the Powell #1, 50% working interest in the Powell #2, and 42.5% working interest in the Isbill #2 wells.  As of July 31, 2008, Brinx’s total costs associated with the Owl Creek Project were $1,998,853.

Brinx still holds all of its interest in its Palmetto Point and Frio-Wilcox Projects in Mississippi and the Three Sands Project in Northern Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINX RESOURCES LTD.
September 4, 2008	By: /s/ Leroy Halterman Leroy Halterman, President